                                                                    EXHIBIT 23.1



CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-58311, 333-34645, 333-77793, 333-88671,
333-95883, 333-36982, 333-51856, 333-60500, 333-116658 and 333-81128), and in
the Registration Statements on Form S-8 (Nos. 333-113436, 333-04717, 333-34711, 333-50391, 333-92905 and 333-89764), of ProxyMed, Inc. of our report dated March 25, 2004 relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K/A.


                                                /s/ PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
April 10, 2006